Exhibit 4.4

FORM OF SUPPLEMENTAL INDENTURE

SS&C TECHNOLOGIES HOLDINGS, INC.,

the

GUARANTORS

named herein

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

[__]% NOTES DUE 20[__]

[_____] SUPPLEMENTAL INDENTURE

Dated as of [_____]

to

SENIOR INDENTURE

Dated as of [_____]

TABLE OF CONTENTS

Page

Article 1
Definitions and Incorporation by Reference
Section 1.01. Relationship with Base Indenture	2
Section 1.02. Definitions	2
Article 2
The Notes
Section 2.01. Form and Dating	4
Section 2.02. Paying Agent; Depositary	5
Section 2.03. Registration, Transfer and Exchange	5
Section 2.04. Terms of the Notes	6
Article 3
Redemption and Prepayment
Section 3.01. Notice of Redemption; Selection of Securities	7
Section 3.02. Notes Redeemed in Part	7
Section 3.03. Optional Redemption	7
Section 3.04. Mandatory Redemption	8
Article 4
Miscellaneous
Section 4.01. Trust Indenture Act Controls	8
Section 4.02. Governing Law	8
Section 4.03. Successors	8
Section 4.04. Severability	9
Section 4.05. Counterpart Originals	9
Section 4.06. Table of Contents, Headings, Etc	9
Section 4.07. Validity or Sufficiency of [_____] Supplemental Indenture	9
Section 4.08. Waiver of Jury Trial	9

Exhibit A – Form of Note

Exhibit B – DTC Legend

[_____] SUPPLEMENTAL INDENTURE dated as of [__], among SS&C TECHNOLOGIES HOLDINGS, INC., a Delaware corporation (the “Company”), the Guarantors identified on the signature pages hereof, together with such other guarantors as may be added from time to time (each a “Guarantor” and collectively the “Guarantors”) and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, as Trustee (the “Trustee”).

WITNESSETH:

WHEREAS, the Company and the Guarantors have heretofore executed and delivered to the Trustee a Senior Indenture dated as of [_____] (as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Base Indenture”), providing for the issuance from time to time of one or more series of the Company’s Securities and Guarantees thereof by the Guarantors;

WHEREAS, the Boards of Directors of the Company and the Guarantors have duly authorized a new series of Securities and Guarantees to be issued under the Base Indenture as supplemented hereby, such series being designated the Company’s [__]% Notes due 20[__] (the “Notes”);

WHEREAS, the Company and the Guarantors have requested the Trustee pursuant to Section 2.03 and Section 9.01 of the Base Indenture to join with them in the execution and delivery of this [_____] Supplemental Indenture in order to supplement the Base Indenture as and to the extent set forth herein to provide for the issuance and the terms of the Notes;

WHEREAS, the execution and delivery of this [_____] Supplemental Indenture and the Notes have been duly authorized by resolutions of the Boards of Directors of the Company and each Guarantor;

WHEREAS, all things necessary to make this [_____] Supplemental Indenture a valid indenture and agreement according to its terms have been done; and

NOW, THEREFORE, in consideration of the premises and the purchases of the Notes by the holders thereof, the Company, the Guarantors and the Trustee mutually covenant and agree for the benefit of each other and for the equal and proportionate benefit of the respective holders from time to time of the Notes as follows:

Article 1
Definitions and Incorporation by Reference

Section 1.01. Relationship with Base Indenture. The terms and provisions contained in the Base Indenture will constitute, and are hereby expressly made, a part of this [_____] Supplemental Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this [_____] Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of the Base Indenture conflicts with the express provisions of this [_____] Supplemental Indenture, the provisions of this [_____] Supplemental Indenture will govern and be controlling in respect of the Notes.

The Trustee accepts the amendment of the Base Indenture effected by this [_____] Supplemental Indenture and agrees to execute the trust created by the Base Indenture as hereby amended, but only upon the terms and conditions set forth in this [_____] Supplemental Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee in the performance of the trust created by the Base Indenture.

Section 1.02. Definitions. Capitalized terms used herein without definition shall have the respective meanings set forth in the Base Indenture. The following terms have the meanings given to them in this Section 12.02:

“Additional Notes” is defined in Section 13.04(b).

“Agent Member” means a member of, or a participant in, the Depositary.

“Base Indenture” is defined in the preamble hereof.

“Certificated Note” means a Note in registered individual certificated form.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

“Comparable Treasury Price” means, with respect to any date of redemption, the Reference Treasury Dealer Quotations for that date of redemption.

“DTC” means The Depository Trust Company, a New York limited-purpose trust company.

“DTC Legend” means the legend set forth in Exhibit B.

“[_____] Supplemental Indenture” means this [_____] Supplemental Indenture, dated as of the date hereof, by and among the Company, the Guarantors and the Trustee, governing the Notes, as amended, supplemented or otherwise modified from time to time in accordance with the terms of the Base Indenture and the terms hereof.

“Global Note Legend” means the legend set forth in Section 13.01(b).

“Global Notes” means a Note in registered global form held by or on behalf of the Depositary.

“Indenture” means the Base Indenture, as supplemented by this [_____] Supplemental Indenture governing the Notes, together, as amended, supplemented or restated from time to time.

“Independent Investment Banker” means the Reference Treasury Dealer appointed by the Company.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the first $[__] aggregate principal amount of Notes issued under this [_____] Supplemental Indenture on the Issue Date.

“interest” in respect of the Initial Notes and Initial Additional Notes (but not including any Exchange Notes), unless the context otherwise requires, refers to interest and Additional Interest, if any.

“Issue Date” means the date on which the Notes are originally issued under this Indenture.

“Notes” is defined in the preamble to this [_____] Supplemental Indenture.

“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.

“Reference Treasury Dealer” means each of [__], [__] and [__] and their respective successors and two other nationally recognized investment banking firms that are primary U.S. Government securities dealers specified from time to time by the Company so long as the entity is a primary U.S. Government securities dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any date of redemption, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding that date of redemption, after excluding the highest and lowest of such quotations, unless the Company obtains fewer than four such quotations, in which case the average of all of such quotations.

“Remaining Scheduled Payments” means, with respect to each Note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related date of redemption therefor; provided, however, that, if that date of redemption is not an interest payment date with respect to such Note, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to that date of redemption.

“Treasury Rate” means, with respect to any date of redemption, the rate per annum equal to the semi-annual equivalent yield to maturity, computed as of the third Business Day immediately preceding that date of redemption, of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that date of redemption.

Article 2
The Notes

Section 2.01. Form and Dating. (a)The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A. The Notes shall be executed on behalf of the Company by any Officer. The signature of any of these Officers on the Notes may be manual or facsimile. The Notes need not be executed by or on behalf of any Guarantor. The seal of the Company need not be affixed to any Note. If an Officer whose signature is on a Note no longer holds that office at the time such Note is authenticated, such Note shall nevertheless be valid. The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage. Each Note shall be dated the date of its authentication. The Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000, in excess thereof. The Notes shall be issued in registered form without interest coupons.

(b)The terms and notations contained in the Notes shall constitute, and are hereby expressly made, a part of the Indenture as supplemented by this [_____] Supplemental Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this [_____] Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

Section 2.02. Paying Agent; Depositary. (a)The Company appoints the Trustee as the initial agent of the Company for the payment of the principal of (and premium, if any) and interest on the Notes, and the Corporate Trust Office of the Trustee be, and hereby is, designated as the office or agency where the Notes may be presented for payment and where notices to or demands upon the Company in respect of the Notes and the Indenture pursuant to which the Notes are to be issued may be served; provided that, the Corporate Trust Office of the Trustee shall not be an office or agency of the Company for purposes of legal process against the Company and any Guarantor. The Company may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which the paying agent acts.

(b)The Depositary shall initially be DTC, and, thereafter, any and all successors thereto appointed as Depositary by the Company.

Section 2.03. Registration, Transfer and Exchange. (a)Each Global Note will be registered in the name of the Depositary or its nominee and, so long as DTC is serving as the Depositary thereof, shall bear the DTC Legend.

(i)Each Global Note will be delivered to the Trustee as Depositary Custodian. Transfers of a Global Note (but not a beneficial interest therein) will be limited to transfers thereof in whole, but not in part, to the Depositary, its successors or their respective nominees, except as set forth in clause (iii) of this Section 13.03(a) and subject to compliance with Section 13.04.

(ii)Agent Members will have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, and the Depositary may be treated by the Company, the Guarantors, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, the Depositary or its nominee may grant proxies and otherwise authorize any Person (including any Agent Member and any Person that holds a beneficial interest in a Global Note through an Agent Member) to take any action which a Holder is entitled to take under this Indenture or the Notes, and nothing herein will impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any security.

(iii)If (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for a Global Note and a successor depositary is not appointed by the Company within 90 days of such notice or (y) an Event of Default has occurred and is continuing and the Trustee has received a written request from the holders of a majority of the Notes outstanding, the Company will promptly execute and deliver to the Trustee for authentication, and the Trustee will exchange each beneficial interest in the Global Note for one or more Certificated Notes in authorized denominations having an equal aggregate principal amount registered in the name of the owner of such beneficial interest, as identified to the Trustee by the Depositary, and thereupon the Global Note will be deemed canceled.

(b)Each Certificated Note will be registered in the name of the Holder thereof or its nominee.

Section 2.04. Terms of the Notes. The following terms relating to the Notes are hereby established:

(a)Title. The Notes shall constitute a series of Securities (and related Guarantees) having the title “[__]% Notes due 20[__].”

(b)Principal Amount. The aggregate principal amount of the Notes that may be initially authenticated and delivered under the Indenture shall be $[__]. The Company may from time to time, without the consent of the Holders of Notes, issue additional Notes, including Exchange Notes (in any such case “Additional Notes”) having the same ranking and the same interest rate, maturity and other terms as the Notes, except for the issue date, the offering price and, if applicable, the first Interest Payment Date and interest accrual date, provided that (except with respect to Exchange Notes) no Event of Default with respect to the Notes shall have occurred and be continuing, provided further that if any such additional Notes are not fungible with the Notes initially issued hereunder for U.S. federal income tax purposes, such Additional Notes shall have a separate CUSIP number. Any Additional Notes and the existing Notes will constitute a single series under the Indenture and all references to the Notes shall include the Additional Notes unless the context otherwise requires.

(c)Maturity Date. The entire outstanding principal of the Notes shall be payable on [_____], 20[__].

(d)Interest Rate. The rate at which the Notes shall bear interest shall be [__]% per annum; the date from which interest shall accrue on the Notes shall be [_____], or the most recent Interest Payment Date to which interest has been paid or provided for, or, in the case of any Additional Notes, their respective dates of authentication; the Interest Payment Dates for the Notes shall be [_____] and [_____] of each year, beginning [_____] (whether or not a Business Day); the interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, will be paid, in immediately available funds, to the Persons in whose names the Notes (or one or more predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the [_____] and [_____], as the case may be, next preceding such Interest Payment Date (whether or not a Business Day), provided, that interest payable at the Stated Maturity or upon redemption will be paid to the person to whom Principal is payable. Payment of Principal and interest on the Notes will be made at the Corporate Trust Office of the Trustee or such other office or agency of the Company as may be designated for such purpose; provided, however, that each installment of interest and principal on the Notes may at the Company’s option be paid in immediately available funds by transfer to an account maintained by the payee located in the United States of America. Additional Interest will be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Notes. If Additional Interest is payable on the Notes, the Company shall provide an Officers’ Certificate to the Trustee on or before the record date for each Interest Payment Date such Additional Interest is payable setting forth the accrual period and the amount of such Additional Interest in reasonable detail. The Trustee may provide a copy of such Officers’ Certificate or other notice received from the Company relating to Additional Interest to any Holder upon request. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee an Officers’ Certificate setting forth the particulars of such payment.

(e)Currency. The currency of denomination of the Notes is U.S. dollars. Payment of principal of and interest and premium, if any, on the Notes will be made in such currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Article 3
Redemption and Prepayment

Section 3.01. Notice of Redemption; Selection of Securities. The Company will send by first class mail (or, to the extent permitted or required by the applicable procedures or regulations of the Depositary, electronically), notice of any redemption at least 30 days but not more than 60 days before the date of redemption to each Holder of the Notes to be redeemed (with a copy to the Trustee) setting forth the information to be stated in such notice as provided in Article 14 of the Base Indenture. If less than all of the Notes are to be redeemed, the Notes to be redeemed shall be selected pro rata, or by lot or by the Trustee by such method as the Trustee deems to be fair and appropriate and in accordance with the procedures of the Depositary.

Section 3.02. Notes Redeemed in Part. No Notes of principal amount of $2,000 or less may be redeemed in part.

Section 3.03. Optional Redemption. (a)The Notes are subject to redemption at the Company’s option, in whole at any time and in part from time to time, upon not less than 30 nor more than 60 days’ written notice at the redemption price equal to the greater of:

(i)100% of the principal amount of the Notes to be redeemed and

(ii)the sum of the present values of the Remaining Scheduled Payments of the Notes to be redeemed, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus [__] basis points; provided, that the principal amount of a Note remaining outstanding after redemption in part will be $2,000 or an integral multiple of $1,000 in excess thereof;

in each case, plus accrued interest thereon to the date of, but excluding, redemption.

(b)If the date of redemption is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Security is registered at the close of business on such interest record date, and no additional interest will be payable to Holders whose Securities will be subject to redemption by the Company. Unless the Company defaults in payment of the redemption price, on and after the date of redemption, interest shall cease to accrue on the Securities or the portions thereof called for redemption. If the date of redemption is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Note is registered at the close of business on such interest record date, and no additional interest will be payable to Holders whose Notes will be subject to redemption by the Company. Unless the Company defaults in payment of the redemption price, on and after the date of redemption, interest shall cease to accrue on the Notes or the portions thereof called for redemption.

Section 3.04. Mandatory Redemption. The Company is not required to make any mandatory redemption or sinking fund payments with respect to the Notes.

Article 4
Miscellaneous

Section 4.01. Trust Indenture Act Controls. This [_____] Supplemental Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act.

Section 4.02. Governing Law. The laws of the State of New York shall govern this [_____] Supplemental Indenture and the Notes, without regard to conflicts of laws principles thereof.

Section 4.03. Successors. All agreements of the Company and the Guarantors in this [_____] Supplemental Indenture and the Notes will bind their respective successors. All agreements of the Trustee in this [_____] Supplemental Indenture will bind its successors.

Section 4.04. Severability. In case any provision in this [_____] Supplemental Indenture or in the Notes will be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 4.05. Counterpart Originals. The parties may sign any number of copies of this [_____] Supplemental Indenture. Each signed copy will be an original, but all of them together represent the same agreement. The exchange of copies of this [_____] Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this [_____] Supplemental Indenture as to the parties hereto and may be used in lieu of the original [_____] Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 4.06. Table of Contents, Headings, Etc. The Table of Contents and Headings of the Articles and Sections of this [_____] Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this [_____] Supplemental Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 4.07. Validity or Sufficiency of [_____] Supplemental Indenture. The Trustee is not responsible for the validity or sufficiency of this [_____] Supplemental Indenture, or for the recitals contained herein.

Section 4.08. Waiver of Jury Trial. EACH OF THE COMPANY, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this [_____] Supplemental Indenture to be duly executed as of the date first written above.

SS&C TECHNOLOGIES HOLDINGS, INC., as the Company

By:
Name:
Title:

[GUARANTOR], as Guarantor

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

SS&C Technologies Holdings, Inc.

[__]% Note due 20[__]

Principal Amount:  $[__]

No. [__]

CUSIP: [__]

ISIN: [__]

Interest. SS&C Technologies Holdings, Inc., a Delaware corporation (the “Company”), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of [__] United States dollars ($[__]), on [_____], 20[__] and to pay interest thereon from [[_____]] or from the most recent interest payment date to which interest has been paid or duly provided for, semi-annually in arrears on [_____] and [_____] in each year, commencing [[_____]], at the rate of [__]% per annum, until the principal hereof is paid or made available for payment. Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Method of Payment. The interest so payable, and punctually paid or duly provided for, on any interest payment date will, as provided in the Indenture (as defined on the reverse hereof), be paid to the Person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on the relevant record date for such interest, which shall be [_____] or [_____], as the case may be, next preceding such interest payment date, provided, that interest payable at the Stated Maturity or upon redemption will be paid to the person to whom principal is payable.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Authentication. Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by a duly authorized Officer.

Dated: [_____]

SS&C TECHNOLOGIES HOLDINGS, INC.
By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture, as such is supplemented by the within-mentioned [_____] Supplemental Indenture.

Dated: [_____]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee
By:
_____________________________________
Authorized Signatory

REVERSE OF SECURITY

Indenture. This Security is one of a duly authorized issue of securities of the Company (the “Securities”), issued and to be issued in one or more series under an Senior Indenture, dated as of [_____], as supplemented by a [_____] Supplemental Indenture dated [_____] (as so supplemented, the “Indenture”), between the Company, the guarantors thereto (the “Guarantors”) and Wilmington Trust, National Association, as Trustee (the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantors, the Trustee and the holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to $[__].  In the event of any conflict between the Indenture and this Security, the terms of the Security shall govern and control.

Guarantee. The Securities are guaranteed by the Guarantors as set forth in the Indenture, which guarantees may be released under certain circumstances as set forth in the Indenture.

Optional Redemption. The Securities of this series are subject to redemption at the Company’s option, at any time and from time to time, in whole or in part, as provided in the Indenture. Except as set forth in the preceding sentence, the Securities will not be redeemable by the Company prior to maturity and will not be entitled to the benefit of any sinking fund.

Defaults and Remedies. If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

Amendment, Modification and Waiver. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company, the Guarantors and the rights of the holders of the Securities of each series to be affected under the Indenture at any time by the Company, the Guarantors and the Trustee with the consent of the holders of a majority in aggregate principal amount of the Securities at the time outstanding of each series to be affected. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Securities of each affected series at the time outstanding, on behalf of the holders of all Securities of such affected series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Security shall be conclusive and binding upon such holder and upon all future holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

Denominations, Transfer and Exchange. The Securities of this series are issuable only in registered form without coupons in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of like tenor of a different authorized denomination, as requested by the holder surrendering the same.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the Registrar accompanied by a written request for transfer in form satisfactory to the Company and the Registrar duly executed by, the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Persons Deemed Owners. Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Miscellaneous. The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law rules thereof.

All terms used in this Security and not defined herein shall have the meanings assigned to them in the Indenture.

ASSIGNMENT FORM

I or we assign and transfer this Security to:

(Print or type name, address and zip code of assignee or transferee)

(Insert Social Security or other identifying number of assignee or transferee)
and irrevocably appoint:

as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.
Dated:
Signed:
(Sign exactly as name appears on the other side of this Security)
Signature Guarantee:
(Participant in a recognized Signature Guarantee Medallion Program or other signature guarantor program reasonably acceptable to the Trustee)

EXHIBIT B

[DTC LEGEND]

THIS SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (“DTC”) OR A NOMINEE OF DTC, WHICH MAY BE TREATED BY THE COMPANY, THE GUARANTORS, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.